SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                           THE SECURITIES ACT OF 1934



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       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 19, 2004


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                            BUCKEYE TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)


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
DELAWARE                                    33-60032                                    62-1518973
(State of Incorporation)            (Commission File Number)           (I.R.S. Employer Identification No.)
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                  1001 Tillman Street, Memphis, Tennessee 38112
                    (Address of principal executive offices)



           Registrant's telephone, including area code (901) 320-8100

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


ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On October 19, 2004, Buckeye Technologies Inc. (the "Company") issued a press release regarding its results of operations for the quarter ended September 30, 2004, including a statement of operations for that quarter, a consolidated balance sheet as of September 30, 2004, a consolidated statement of cash flow for that quarter, and supplemental financial data. In addition, on October 20, 2004, the Company will hold a teleconference at 8:30 a.m. Central to discuss the quarter. The teleconference can be accessed via the website www.streetevents.com, the Company's website homepage at www.bkitech.com or via telephone at (888) 855-5428 within the United States or (719) 457-2665 for international callers.

                         SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,


                         BUCKEYE TECHNOLOGIES INC.



                         /S/ KRISTOPHER J. MATULA
                         -----------------------------------------------
                         Kristopher J. Matula
                         Executive Vice President and Chief Financial Officer October 19, 2004

MEMPHIS, Tenn.--(BUSINESS WIRE)--Oct. 19, 2004--Buckeye Technologies Inc. (NYSE:BKI) today announced that it earned $4.4 million after tax (12 cents per share) in the quarter ended September 30, 2004. The Company's results include $0.8 million after tax (2 cents per share) in restructuring costs, primarily related to the previously announced closure of its facility in Cork, Ireland.

During the same quarter of the prior year, the Company's restated net income was $3.1 million after tax (8 cents per share) which included $5.7 million after tax benefit (15 cents per share) from an accounting change related to its method of accounting for planned maintenance shutdowns. July-September 2003 also included $2.7 million after tax charge (minus 7 cents per share) related to the early extinguishment of debt and restructuring charges.

Excluding the impact of accounting changes and expenses related to the early extinguishment of debt and restructuring, the Company earned $5.2 million after tax in July-September 2004 compared to $0.1 million after tax in the same period a year ago.

Net sales for the July-September quarter were $167.3 million, 7.4% above the $155.8 million achieved in the prior year.

Buckeye Chairman, David B. Ferraro, commented, "We made progress during July-September in improving the financial performance of our business. Revenue and profitability increased in both our specialty fibers and nonwoven materials segments. We reduced debt by $20 million. The changes we have made to improve our operations are having a positive impact."

Mr. Ferraro further stated, "We ceased producing airlaid nonwoven materials at Cork, Ireland in late July. We have successfully transitioned the majority of the product previously produced at Cork to our larger dual-line plants in Europe and North America. This has increased the capacity utilization rate at our other airlaid nonwovens facilities."

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, financing, markets, products, services and prices, and other factors.
For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.

                            BUCKEYE TECHNOLOGIES INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (in $000)
                                   (unaudited)

                                        Three Months Ended
                             ----------------------------------------
                             September 30,    June 30,   September 30,
                                 2004           2004        2003 (a)
                              ------------  ------------  ------------

Net sales                    $    167,323  $    168,042  $    155,831

Cost of goods sold                137,694       142,053       134,240
                              ------------  ------------  ------------
Gross margin                       29,629        25,989        21,591


Selling, research and
 Administrative expenses            9,726        10,438         9,592
Impairment of long-lived
 Assets                                 -         1,075             -
Restructuring costs                 1,196         2,073         1,038
                              ------------  ------------  ------------

Operating income                   18,707        12,403        10,961

Net interest expense and
 Amortization of debt costs        11,278        11,305        11,177
Loss on early extinguishment
 of debt                                -             -         3,300
Foreign exchange,
 amortization of
 intangibles, other                   636           268           429
                              ------------  ------------  ------------
Income (loss) before income
 taxes                              6,793           830        (3,945)
Income tax expense (benefit)        2,378          (580)       (1,281)
                              ------------  ------------  ------------
Income (loss) before
 cumulative effect of change
 in accounting                      4,415         1,410        (2,664)
Cumulative effect of change
 in accounting (net of tax
 of $3,359)                             -             -         5,720
  Net income                 $      4,415  $      1,410  $      3,056
                              ============  ============  ============

Earnings (loss) per share
 before cumulative effect of
 change in accounting
   Basic earnings (loss) per
    share                    $       0.12  $       0.04  $      (0.07)
   Diluted earnings (loss)
    per share                $       0.12  $       0.04  $      (0.07)

Cumulative effect of change
 in accounting
   Basic earnings (loss) per
    share                    $          -  $          -  $       0.15
   Diluted earnings (loss)
    per share                $          -  $          -  $       0.15

Earnings per share
   Basic earnings (loss) per
    share                    $       0.12  $       0.04  $       0.08
   Diluted earnings (loss)
    per share                $       0.12  $       0.04  $       0.08

Weighted average shares for
 basic earnings per share      37,311,757    37,233,800    36,974,915

Adjusted weighted average
 shares for diluted earnings
 per share                     37,457,905    37,369,210    36,994,572

(a) Amounts have been restated from those previously reported based on the cumulative effect of change in accounting.

                            BUCKEYE TECHNOLOGIES INC.
                           CONSOLIDATED BALANCE SHEETS
                                    (in $000)

                                             September 30   June 30
                                                 2004         2004
                                              -----------  -----------
                                             (unaudited)
Assets
Current assets:
     Cash and cash equivalents               $    23,836  $    27,235
     Accounts receivable, net                    111,306      112,367
     Inventories                                 114,552      107,439
     Deferred income taxes and other              14,521       10,207
                                              -----------  -----------
          Total current assets                   264,215      257,248

     Property, plant and equipment, net          530,201      537,632
     Goodwill, net                               135,450      130,172
     Intellectual property and other, net         40,265       41,023
                                              -----------  -----------
Total assets                                 $   970,131  $   966,075
                                              ===========  ===========

Liabilities and stockholders' equity Current liabilities:
     Trade accounts payable                  $    27,253  $    27,130
     Accrued expenses                             51,970       45,337
     Current portion of capital lease
      obligations                                    652          632
     Current portion of long-term debt             1,500       16,972
                                              -----------  -----------
          Total current liabilities               81,375       90,071

     Long-term debt                              582,434      587,076
     Deferred income taxes                        39,924       37,956
     Capital lease obligations                     1,818        2,068
     Other liabilities                            19,342       19,559
     Stockholders' equity                        245,238      229,345
                                              -----------  -----------
Total liabilities and stockholders' equity   $   970,131  $   966,075
                                              ===========  ===========

                            BUCKEYE TECHNOLOGIES INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     ($000)
                                   (unaudited)

                                                Three Months Ended
                                           ---------------------------
                                           September 30, September 30,
                                                2004        2003 (a)
                                           ---------------------------
OPERATING ACTIVITIES
Net income                                 $      4,415  $      3,056
Adjustments to reconcile net income to net cash provided by (used in) operating activities:

  Cumulative effect of change in
   accounting                                         -        (5,720)
  Depreciation                                   11,393        11,186
  Amortization                                      922         1,441
  Loss on early extinguishment of debt                -         3,300
  Deferred income taxes                           1,359           722
  Other                                             454           637
  Change in operating assets and
   liabilities
   Accounts receivable                            2,059        16,169
   Inventories                                   (6,093)       (1,615)
   Other assets                                     837        (3,603)
   Accounts payable and other current
    liabilities                                   5,651           (18)
                                            ------------  ------------
Net cash provided by operating activities        20,997        25,555

INVESTING ACTIVITIES
  Purchases of property, plant & equipment       (4,970)       (9,725)
  Other                                              84          (303)
                                            ------------  ------------
Net cash used in investing activities            (4,886)      (10,028)

FINANCING ACTIVITIES
  Proceeds from exercise of options                 248             -
  Net payments under revolving line of
   credit                                             -       (55,250)
  Issuance of long-term debt                          -       200,000
  Payments for debt issuance costs                   (4)       (6,029)
  Payments related to early extinguishment
   of debt                                            -        (2,115)
  Payments on long term debt and other          (20,230)     (175,001)
                                            ------------  ------------
Net cash used in financing activities           (19,986)      (38,395)
                                            ------------  ------------

Effect of foreign currency rate
 fluctuations on cash                               476          (827)

Decrease in cash and cash equivalents            (3,399)      (23,695)
                                            ------------  ------------
Cash and cash equivalents at beginning of
 period                                          27,235        49,977
                                            ------------  ------------
Cash and cash equivalents at end of period $     23,836  $     26,282
                                            ============  ============

(a) Amounts have been restated from those previously reported based on the cumulative effect of change in accounting.

                            BUCKEYE TECHNOLOGIES INC.
                           SUPPLEMENTAL FINANCIAL DATA
                                    (in $000)
                                   (unaudited)

                                        Three Months Ended


                             -----------------------------------------
SEGMENT RESULTS              September 30,    June 30,   September 30,
                                  2004          2004        2003 (d)
                             ------------- ------------- -------------
Specialty Fibers
      Net sales              $    118,046  $    118,165  $    107,318
      Operating income (a)         16,898        12,714         9,921
      Depreciation and
       amortization (b)             6,961         7,024         6,704
      Capital expenditures          3,914         4,457         9,089

Nonwoven Materials
      Net sales              $     55,922  $     55,987  $     53,210
      Operating income (a)          3,568         2,595         2,487
      Depreciation and
       amortization (b)             4,223         3,633         4,268
      Capital expenditures            976           884           599

Corporate
      Net sales              $     (6,645) $     (6,110) $     (4,697)
      Operating income (a)         (1,759)       (2,906)       (1,447)
      Depreciation and
       amortization (b)               866           828           825
      Capital expenditures             80            73            37

Total
      Net sales              $    167,323  $    168,042  $    155,831
      Operating income (a)         18,707        12,403        10,961
      Depreciation and
       amortization (b)            12,050        11,485        11,797
      Capital expenditures          4,970         5,414         9,725

(a) Asset impairment and restructuring costs are included in operating income for the corporate segment.

(b) Depreciation and amortization includes depreciation, depletion and amortization of intangibles. Only the Corporate grouping has amortization of intangibles that is excluded from the determination of operating income.

                                       Three Months Ended
                             -----------------------------------------
ADJUSTED EBITDA              September 30,    June 30,   September 30,
                                  2004          2004        2003 (d)
                             ------------- ------------- -------------

Income (loss) before
 cumulative effect of
 change in accounting        $      4,415  $      1,410  $     (2,664)
Income tax benefit                  2,378          (580)       (1,281)
Net interest expense               10,895        10,900        10,500
Amortization of debt costs            383           405           677
Early extinguishment of debt            -             -         3,300
Depreciation, depletion and
 amortization                      12,050        11,485        11,797
                              ------------  ------------  ------------
EBITDA                             30,121        23,620        22,329

Interest income                       164           216           250
Asset impairments                       -         1,075             -
Loss on disposal of assets            130           304           144
Restructuring charges (c)               -           492         1,038
Restatement due to change in
 accounting                             -             -           370
                              ------------  ------------  ------------
Adjusted EBITDA              $     30,415  $     25,707  $     24,131
                              ============  ============  ============


We calculate EBITDA as earnings before cumulative effect of change in accounting plus net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by adding back the following items: interest income, cumulative effect of changes in accounting, asset impairment charges, restructuring charges and other (gains) losses. You should not consider adjusted EBITDA to be an alternative measure of our net income, as an indicator of operating performance; or our cash flow, as an indicator of liquidity. Adjusted EBITDA corresponds with the definition contained in our US revolving credit facility and it provides useful information concerning our ability to comply with debt covenants. Prior year calculations have been restated to conform with the current credit facility definition. Although we believe adjusted EBITDA enhances your understanding of our financial condition, this measure, when viewed individually, is not a better indicator of any trend as compared to other measures (e.g., net sales, net earnings, net cash flows, etc.).

On September 30, 2004 we had borrowing capacity of $67.7 million on the revolving credit facility. The portion of this amount that we could borrow will depend on our financial results and ability to comply with certain borrowing conditions under the revolving credit facility.

(c) The definition of Adjusted EBITDA limits the add back of restructuring charges to costs incurred from October 1, 2002 through June 30, 2004, provided that the aggregate amount does not exceed $6.0 million. Since we exceeded the $6.0 million threshold during the three months ended June 30, 2004 our add back was limited to $492 of the $2,073 of restructuring expense recorded during that quarter. Restructuring charges of $1,196 incurred after June 30, 2004 are not added back to Adjusted EBITDA.

(d) Amounts have been restated from those previously reported based on the cumulative effect of change in accounting.